UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2019

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Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48 NW 25th Street, Suite 108

Miami, FL 33127
(Address of principal executive offices, including zip code)

(786) 675-5246
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWSM	NASDAQ Capital Market

Item 1.01   Entry Into a Material Definitive Agreement.

On May 9, 2019 Cool Holdings, Inc. (the “Company”), Simply Mac, Inc. (“Simply Mac”) and GameStop Corp. (the “Seller”) entered into a stock purchase agreement (the “Stock Purchase Agreement”), pursuant to which the Company will purchase from the Seller all of the issued and outstanding shares of capital stock of Simply Mac (the “Stock Purchase”).  Following the Stock Purchase, Simply Mac will be a wholly-owned subsidiary of the Company.

Subject to certain working capital, inventory, indebtedness and other adjustments, the aggregate consideration for the Stock Purchase will be equal to $6.9 million plus the value of Simply Mac’s inventory at closing.  The consideration will consist of (i) $8.0 million in cash and (ii) a secured promissory note in favor of the Seller. A portion of such cash consideration will be deposited into escrow to secure the indemnification obligations of Simply Mac and the Seller under the Stock Purchase Agreement and for satisfaction of any working capital or inventory adjustments payable to the Company.

The Stock Purchase Agreement contains representations, warranties and covenants customary for a transaction of its size and nature.  Subject to certain limitations, the parties have agreed to indemnify each other for breaches of their respective representations, warranties, covenants and other specified matters therein.

The Stock Purchase Agreement may be terminated at any time prior to closing by mutual written agreement, or by either party (i) if the closing has not occurred on or before August 15, 2019 or (ii) upon breach by the other party of any representation, warranty, covenant or other agreement set forth in the Stock Purchase Agreement, after an opportunity to cure in some cases.

Subject to the satisfaction or waiver of the closing conditions, the Company expects the closing of the Stock Purchase to occur during the third quarter of 2019.

A copy of the Stock Purchase Agreement is attached hereto as Exhibit 10.1. The foregoing summary of the terms of the Stock Purchase Agreement is subject to, and qualified in its entirety by, Exhibit 10.1.

Item 7.01. Regulation FD Disclosure.

On May 9, 2019, the Company issued a press release announcing the Stock Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Description

10.1	Stock Purchase Agreement by and among Cool Holdings, Inc., Simply Mac, Inc. and GameStop Corp. dated May 9, 2019.
99.1	Press release dated May 9, 2019.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.

Date:	May 9, 2019	By:	/s/ Carlos Alfredo Carrasco
Carlos Alfredo Carrasco
Chief Financial Officer